UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 5, 2017

HARRIS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1025 West NASA Blvd., Melbourne, Florida		32919

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (321) 727-9100

No change
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01      Other Events.
On May 5, 2017, Harris Corporation (the “Company”) entered into a new fixed dollar accelerated share repurchase transaction agreement (the “ASR Agreement”) with Morgan Stanley & Co. LLC (“Morgan Stanley”) to repurchase shares of the Company’s common stock (“Common Stock”) for an initial payment of $250 million (the “Prepayment Amount”), as part of the Company’s Common Stock repurchase program.

Under the terms of the ASR Agreement, the Company will pay the Prepayment Amount to Morgan Stanley on May 5, 2017 and will receive on the same day an initial delivery of approximately 1,931,818 shares of Common Stock from Morgan Stanley, which is approximately 85% of the total number of shares of Common Stock expected to be repurchased under the ASR Agreement based on the $110.00 closing price of the Common Stock on May 4, 2017. The specific number of shares ultimately repurchased under the ASR Agreement will be based on the average of the daily volume-weighted average price per share of the Common Stock during the term of the transaction, less a discount and subject to adjustments pursuant to the terms and conditions of the ASR Agreement. At settlement, Morgan Stanley may be required to deliver additional shares of Common Stock to the Company, or under certain circumstances, the Company may be required to deliver shares of Common Stock or make a cash payment, at its election, to Morgan Stanley. The final settlement of the transaction under the ASR Agreement is expected to occur prior to the end of the first quarter of the Company’s fiscal 2018.

The ASR Agreement contains provisions customary for agreements of this type, including provisions for adjustments to the transaction terms, the circumstances generally under which the ASR Agreement may be accelerated, extended or terminated early by Morgan Stanley and various acknowledgments, representations and warranties made by the parties to one another.
The ASR Agreement is separate from the fixed dollar accelerated share repurchase transaction agreement the Company entered into with Morgan Stanley on February 6, 2017 to repurchase shares of the Company's Common Stock for an initial payment of $350 million.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS CORPORATION
	By:	/s/ Scott T. Mikuen
		Name:	Scott T. Mikuen
Date: May 5, 2017		Title:	Senior Vice President, General Counsel and Secretary